Exhibit 99.1

DRI Corporation Posts Record Revenue for Fourth Quarter and Fiscal Year 2007

  Order Backlog Reaches New High
  Continued Growth Expected
  Company Reiterates 2008 Positive Guidance

DALLAS--(BUSINESS WIRE)--DRI Corporation (DRI) (NASDAQ: TBUS), a digital communications technology leader in the domestic and international surface transportation and transit security markets, announced today that it posted fourth quarter and fiscal year ended Dec. 31, 2007 net sales increases of approximately 30.9 percent and 17.8 percent, respectively, as compared to sales for the same periods in 2006.

David L. Turney, the Company’s Chairman, President, and Chief Executive Officer, said, “We continue to see positive results from the execution of our plans, which have been in place for quite some time, to further grow revenue and increase profit. With increasing public and private sector demand for our unique products, as well as our customers’ confidence in the quality service we provide, we believe market trends and dynamics remain positive and should continue to support our long-term growth strategies. Additionally, more than 50 percent of our revenue comes from the international side of our business, which we consider to be important given the present U.S. economic environment.”

On March 31, 2008, the Company filed with the Securities and Exchange Commission its Annual Report on Form 10-K for the period ended Dec. 31, 2007.

FOURTH QUARTER 2007 RESULTS

For the quarter ended Dec. 31, 2007, revenues were $17.1 million and net income applicable to common shareholders was $482 thousand, or $.04 per diluted share. This compares to revenues of $13.1 million and a net loss applicable to common shareholders of $2.0 million, or $.21 per share, for the same period in 2006. These amounts are after preferred stock dividends of $74 thousand in fourth quarter 2007 and $78 thousand in fourth quarter 2006.

Basic and diluted weighted-average shares outstanding for fourth quarter 2007 were 11.2 million and 12.0 million, respectively, as compared to 9.8 million (basic and diluted) for the same period in 2006.

FISCAL YEAR 2007 RESULTS

For the fiscal year ended Dec. 31, 2007, revenues were $57.9 million, as compared to revenues of $49.2 million in 2006. The full year net income applicable to common shareholders was $380 thousand, or $.04 per basic share and $.03 per diluted share. This compares to a net loss of $4.2 million, or $0.43 per share, for the same period in 2006.

Basic and diluted weighted-average shares outstanding for the year ended Dec. 31, 2007, were 10.8 million and 11.1 million, respectively, as compared to 9.8 million (basic and diluted) a year ago.

As of Dec. 31, 2007, the Company had $5.7 million in working capital and $19.5 million in shareholders’ equity. This compares to $3.6 million in working capital and $17.2 million in shareholders’ equity as of Dec. 31, 2006.

REVISIONS TO QUARTERLY RESULTS

In the Annual Report on Form 10-K for period ended Dec. 31, 2007, the Company presented restated results for the second and third quarters of 2007. The restatements were necessary to correctly state inventory, accrued expenses, and net accounts receivable balances at the end of each of those quarters and to properly account for unrecognized tax benefits upon the Company’s adoption of FASB Interpretation No. 48 in 2007.

BUSINESS OUTLOOK

“In fiscal year 2008, we expect revenues in the range of $68 million to $70 million, or a 17 to 20 percent year-over-year increase, and fully diluted earnings per share of $0.14 to $0.17. At $12.0 million, our backlog at the end of 2007 was approximately 43 percent higher than the comparable period in 2006, suggesting support for the positive outlook. As part of our plans for continued growth and profit improvement over the longer term, we plan to further expand our served markets, introduce additional innovative new products and features, and continue to increase our international presence,” Mr. Turney said.

CONFERENCE CALL INFORMATION

The Company’s senior management will discuss fourth quarter and fiscal year 2007 results, as well as the first quarter and full year 2008 outlook, during an investors’ conference call on April 1, 2008, at 10 a.m. (Eastern). To participate in the live call, dial one of the following telephone numbers at least five minutes prior to the start time: Domestic, (800) 853-3895; or International, (334) 323-7224. Telephone replay will be available through August 14, 2008, via the following telephone numbers: Domestic, (877) 656-8905; or International, (334) 323-9859. The replay pin number is 52216331. To participate via webcast, go to http://www.viavid.net/detailpage.aspx?sid=00004B80. The webcast will be archived until Aug. 14, 2008.

ABOUT THE COMPANY

DRI Corporation is a digital communications technology leader in the domestic and international public transportation and transit security markets. Our products include: TwinVision® and Mobitec® electronic destination sign systems, Talking Bus® voice announcement systems, Digital Recorders® Internet-based passenger information and automatic vehicle location/monitoring systems, and VacTell™ video actionable intelligence systems. Our products help increase the mobility, flow, safety, and security of people who rely upon transportation infrastructure around the globe. Using proprietary hardware and software applications, our products provide easy-to-understand, real-time information that assists users and operators of transit bus and rail vehicles in locating, identifying, boarding, tracking, scheduling, and managing those vehicles. Our products also aid transit vehicle operators in their quest to increase ridership and reduce fuel consumption, as well as to identify and mitigate security risks on transit vehicles. Positioned not only to serve and address mobility, energy conservation, and environmental concerns, our products also serve the growing U.S. Homeland Security market. For more information about the Company and its operations worldwide, go to www.digrec.com.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, statements concerning the timing or amount of future revenues, expectations of profitability, expected business and revenue growth trends, future annualized revenue run rates, and anticipated increases in shareholder value, as well as any statement, express or implied, concerning future events or expectations or which use words such as “expect,” “fully expect,” “expected,” “appears,” “believe,” “plan,” “anticipate,” “would,” “goal,” “potential,” “potentially,” “range,” “pursuit,” “run rate,” “stronger,” “preliminarily,” etc., is a forward-looking statement. These forward-looking statements are subject to risks and uncertainties, including risks and uncertainties that we may not have accurately forecasted the timing or amount of future revenues, that our expectations as to future business and revenue growth trends, future annualized run rates, and increases in shareholder value may not prove accurate over time, as well as other risks and uncertainties set forth in our Annual Report on Form 10-K filed March 31, 2008, particularly those identified in Risk Factors Affecting Our Business. There can be no assurance that any expectation, express or implied, in a forward-looking statement will prove correct or that the contemplated event or result will occur as anticipated.

DRI CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except shares and per share amounts)

	December 31,
	2007	2006
ASSETS
Current Assets
Cash and cash equivalents	$729	$611
Trade accounts receivable, net	11,919	10,100
Current portion of notes receivable	86	-
Other receivables	465	147
Inventories	9,603	9,057
Prepaids and other current assets	495	422
Assets of discontinued operations	-	1,728
Total current assets	23,297	22,065

Property and equipment, net	2,890	2,906
Long-term portion of note receivable	258	-
Goodwill	11,033	10,289
Intangible assets, net	1,097	1,110
Deferred tax assets, net	56	-
Other assets	283	797
Total assets	$38,914	$37,167

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
Lines of credit	$6,043	$7,608
Notes payable, net	500	1,584
Loan payable	391	-
Current portion of long-term debt	254	254
Current portion of foreign tax settlement	499	393
Accounts payable	6,246	5,560
Accrued expenses	3,681	2,921
Preferred stock dividends payable	18	23
Liabilities of discontinued operations	-	74
Total current liabilities	17,632	18,417

Long-term debt and capital leases, long-term	14	42

Foreign tax settlement, long-term	1,043	1,087

Deferred tax liabilities, net	-	192

Liability for uncertain tax positions	311	-

Minority interest in consolidated subsidiary	422	234

Commitments and contingencies

Shareholders' Equity
Series E Redeemable, Nonvoting, Convertible Preferred Stock, $.10 par value,
liquidation preference of $5,000 per share; 500 shares authorized; 85 and 183 shares issued and outstanding at December 31, 2007, and December 31, 2006, respectively; redeemable at the discretion of the Company at any time.	355	495
Series G Redeemable, Convertible Preferred Stock, $.10 par value,
liquidation preference of $5,000 per share; 600 shares authorized; 410 and 379 shares issued and outstanding at December 31, 2007 and December 31, 2006, respectively; redeemable at the discretion of the Company after five years from date of issuance.	1,768	1,613
Series H Redeemable, Convertible Preferred Stock, $.10 par value,
liquidation preference of $5,000 per share; 600 shares authorized; 59 and 54 shares issued and outstanding at December 31, 2007, and December 31, 2006, respectively; redeemable at the discretion of the Company after five years from date of issuance.	247	222
Series I Redeemable, Convertible Preferred Stock, $.10 par value,
liquidation preference of $5,000 per share; 200 shares authorized; 0 and 104 shares issued and outstanding at December 31, 2007, and December 31, 2006, respectively; redeemable at the discretion of the Company after five years from date of issuance.	-	471
Series J Redeemable, Convertible Preferred Stock, $.10 par value, liquidation
preference of $5,000 per share; 250 shares authorized; 90 and 0 shares issued and outstanding at December 31, 2007, and December 31, 2006, respectively; redeemable at the discretion of the Company at any time.	388	-
Series AAA Redeemable, Nonvoting, Convertible Preferred Stock, $.10 par value,
liquidation preference of $5,000 per share; 20,000 shares authorized; 172 and 178 shares issued and outstanding at December 31, 2007, and December 31, 2006, respectively; redeemable at the discretion of the Company at any time.	860	890
Common stock, $.10 par value, 25,000,000 shares authorized; 11,187,993 and
10,045,675 shares issued and outstanding at December 31, 2007 and December 31, 2006, respectively.	1,119	1,004
Additional paid-in capital	32,079	31,517
Accumulated other comprehensive income - foreign currency translation	4,570	3,397
Accumulated deficit	(21,894)	(22,414)
Total shareholders' equity	19,492	17,195
Total liabilities and shareholders' equity	$38,914	$37,167

DRI CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)

	Year Ended December 31,
	2007	2006	2005

Net sales	$57,932	$49,161	$43,087
Cost of sales	39,311	35,287	28,572
Gross profit	18,621	13,874	14,515

Operating expenses
Selling, general and administrative	15,216	15,555	18,029
Research and development	1,149	1,463	1,483
Total operating expenses	16,365	17,018	19,512

Operating income (loss)	2,256	(3,144)	(4,997)

Other income (loss)	103	(55)	317
Foreign currency gain (loss)	210	152	(301)
Interest expense	(1,197)	(1,508)	(481)
Total other income and expense	(884)	(1,411)	(465)

Income (loss) from continuing operations before income tax expense and minority interest	1,372	(4,555)	(5,462)

Income tax expense	(291)	(331)	(176)

Income (loss) from continuing operations before minority interest in income of consolidated subsidiary	1,081	(4,886)	(5,638)

Minority interest in (income) loss of consolidated subsidiary	(188)	658	(451)

Income (loss) from continuing operations	893	(4,228)	(6,089)
Income (loss) from discontinued operations	(219)	334	165

Net income (loss)	674	(3,894)	(5,924)

Provision for preferred stock dividends	(294)	(298)	(203)
Amortization for discount on preferred stock	-	(49)	(323)

Net income (loss) applicable to common shareholders	$380	$(4,241)	$(6,450)

Net income (loss) per share - basic
Continuing operations	$0.06	$(0.47)	$(0.68)
Discontinued operations	$(0.02)	$0.03	$0.02
Income (loss) per share applicable to common shareholders	$0.04	$(0.43)	$(0.67)

Net income (loss) per share - diluted
Continuing operations	$0.05	$(0.47)	$(0.68)
Discontinued operations	$(0.02)	$0.03	$0.02
Income (loss) per share applicable to common shareholders	$0.03	$(0.43)	$(0.67)

Weighted average number of common shares and common share equivalent outstanding
Basic	10,751,220	9,787,599	9,675,580
Diluted	11,146,107	9,787,599	9,675,580

CONTACT:
DRI Corporation Contact:
Veronica B. Marks
Manager, Corporate Communications
Phone: (214) 378-4776
Fax: (214) 378-8437
E-Mail: veronicam@digrec.com
or
Sharon Merrill Associates, Inc. Contact:
David C. Calusdian
Executive Vice President and Partner
Phone: (617) 542-5300
Fax: (617) 423-7272
E-Mail: dcalusdian@investorrelations.com